Exhibit 99.1

Iconix Brand Group Reports Financial Results For The First Quarter 2016

NEW YORK, May 5, 2016 /PRNewswire/ —

•	Q1 2016 licensing revenue of $94.6 million, a 1% decline vs. prior year quarter

•	Q1 Non-GAAP EPS of $0.53 vs. $0.54 in the prior year quarter

•	Generated $51.6 million of free cash flow in Q1 2016

•	Recognized a net gain of $11.0 million related to sale of Badgley Mischka and the Company’s interest in BBC and IceCream

•	Maintaining 2016 full year guidance

Iconix Brand Group, Inc. (NASDAQ: ICON) (“Iconix” or the “Company”) today reported its financial results for the first quarter ended March 31, 2016.

John Haugh, CEO of Iconix Brand Group commented, “I am pleased with our results today and that we remain on track to achieve the guidance that the Company provided last quarter. Overall, our portfolio of brands remains healthy with solid businesses across the women’s and home segments, a growing entertainment platform and a stabilizing men’s business.”

John continued, “In the almost two months I have been at Iconix, I have spent my time understanding our business and each brand in our portfolio, assessing our marketing capabilities and strategy, meeting with many of our customers and our licensees and working toward crafting our go forward strategy. It is clear to me that with a diversified portfolio of over 30 brands, and over 1,700 licenses worldwide, Iconix is well positioned as the industry leader to further leverage and monetize our brands and our global licensing platform.”

First Quarter 2016 Financial Results

Licensing Revenue: For the first quarter of 2016, licensing revenue was approximately $94.6 million, a 1% decline as compared to approximately $95.8 million in the first quarter of 2015. Licensing revenue included approximately $1.3 million of revenue related to acquisitions for which there was no comparable revenue in the first quarter of 2015, and was negatively impacted by approximately $1.0 million due to the sale of the Badgley Mischka brand in the first quarter of 2016.

Segment Data:

	Q1 2016	Q1 2015 (Restated)	% Change
Licensing Revenue by Segment:
Womens	$37,971	$38,381	-1%
Mens	20,228	23,798	-15%
Home	9,477	10,472	-10%
Entertainment	26,956	23,163	16%

Total Licensing Revenue	$94,632	$95,814	-1%

Licensing Revenue by License Type:
Direct-to-retail licenses	$41,976	$43,071	-3%
Wholesale licenses	38,951	41,826	-7%
Other licenses	13,705	10,917	26%

Total Licensing Revenue	$94,632	$95,814	-1%

Licensing Revenue by Geography:
United States	$61,973	$65,443	-5%
Japan	9,998	8,059	24%
Other	22,661	22,312	2%

Total Licensing Revenue	$94,632	$95,814	-1%

SG&A Expenses: Total SG&A expenses were $51.5 million in the first quarter of 2016, a 30% increase as compared to $39.7 million in the first quarter of 2015. In 2016, SG&A included $5.5 million of special charges related to professional fees associated with the continuing correspondence with the Staff of the SEC, the SEC investigation, the previously disclosed class action and derivative litigations, and costs related to the transition of Iconix management, as compared to $0.4 million in the first quarter of 2015. SG&A in the first quarter of 2016 also included an incremental $2.3 million of agent and talent fees associated with increased revenues in the Peanuts brand, $4.0 million related to reserves for doubtful accounts, and $1.8 million related to compensation expense. Stock-based compensation was approximately $2.0 million in the first quarter of 2016 as compared to $2.6 million in the first quarter of 2015.

Gain on Sales of Trademarks: In the first quarter of 2016, the Company recognized a net pre-tax gain of approximately $11.0 million, related to the sales of the Badgley Mischka brand and the Company’s interest in BBC and IceCream.

Operating Income: Operating Income in the first quarter of 2016 was approximately $54.2 million including the $11.0 million gain on sales of trademarks, a 3% decline as compared to approximately $56.0 million in the first quarter of 2015. Excluding special charges, operating income grew 6% to approximately $59.7 million in the first quarter of 2016 as compared to approximately $56.3 million in the first quarter of 2015.

	Q1 2016	Margin	Q1 2015 (Restated)	Margin	% Change
Operating Income:
Womens	$34,015	90%	$33,114	86%	3%
Mens	11,452	57%	15,306	64%	-25%
Home	8,224	87%	8,669	83%	-5%
Entertainment	7,787	29%	8,043	35%	-3%
Corporate	(7,269)		(9,158)		21%

Total Operating Income	$54,209	57%	$55,974	58%	-3%

Interest Expense: Interest expense in the first quarter of 2016 was approximately $21.2 million, as compared to interest expense of approximately $21.3 million in the first quarter of 2015. Our reported interest expense includes non-cash interest related to our outstanding convertible notes, and amortization of deferred financing costs. Excluding the non-cash interest and amortization of deferred financing costs, cash interest paid during the first quarter of 2016 was approximately $11.5 million as compared to approximately $11.3 million in the prior year quarter.

GAAP Net Income and GAAP Diluted EPS: GAAP net income was approximately $18.6 million in the first quarter of 2016, as compared to approximately $65.4 million in the first quarter of 2015. In the first quarter of 2015, the Company’s GAAP net income and EPS include a non-cash gain of approximately $50.0 million in Other Income related to the buyout and re-measurement of the Company’s investment in Iconix China and an approximate $10.7 million foreign currency translation gain. GAAP diluted EPS in the first quarter of 2016 was approximately $0.37 as compared to $1.26 in the first quarter of 2015.

Non-GAAP Net Income and Non-GAAP Diluted EPS: Non-GAAP net income was approximately $26.9 million in the first quarter of 2016, flat as compared to $26.9 million in the first quarter of 2015. Non-GAAP diluted EPS was approximately $0.53 as compared to $0.54 in the first quarter of 2015.

Balance Sheet and Liquidity

The Company ended the quarter with $247.4 million of cash and $1.44 billion of debt on its balance sheet. On April 4, 2016, the net proceeds from the Company’s new $300 million term loan were placed into escrow by the lenders. The funds are to be used to repay the Company’s convertible notes due in June 2016.

March 31, 2016
Cash Summary:
Unrestricted Domestic Cash	119,646
Unrestricted International Cash	87,137
Restricted Cash	40,663

Total Cash	$247,446

Free Cash Flow: The Company generated approximately $51.6 million of free cash flow in the first quarter of 2016, a 63% increase as compared to approximately $31.7 million in the first quarter of 2015.

Free Cash Flow Reconciliation: (2)

	Three Months Ended Mar. 31
	2016	2015 (Restated)	% Change
Net cash provided by operating activities	$32,051	$32,135	0%
Plus: Cash from notes receivable from licensees	5,350	3,101	73%
Plus: Cash from sale of Badgley Mischka	13,750	—	—
Plus: Cash from sale of BBC IceCream	3,500	—	—
Plus: Cash from sale of trademarks and formation of joint ventures	195	995	-80%
Less: Capital expenditures	(297)	(977)	-70%
Less: Distributions to Minority Interest	(2,901)	(3,602)	-19%

Free Cash Flow	$51,648	$31,652	63%

2016 Guidance

The Company is maintaining its guidance for the full year 2016.

FY 2016
Licensing Revenue	$370-$390 million
Non-GAAP diluted EPS	$1.15-$1.30
GAAP diluted EPS	$0.75-$0.90
Free Cash Flow	$155-$170 million

Non-GAAP net income, non-GAAP diluted EPS and Free Cash Flow are non-GAAP metrics, and reconciliation tables for each are included in this press release.

Conference Call

The Company will host a conference call today at 10:00 AM ET. The call can be accessed on the Company’s website at www.iconixbrand.com.

About Iconix Brand Group, Inc.

Iconix Brand Group, Inc. owns, licenses and markets a growing portfolio of consumer brands including: CANDIE’S (R), BONGO (R), JOE BOXER (R), RAMPAGE (R), MUDD (R), MOSSIMO (R), LONDON FOG (R), OCEAN PACIFIC (R), DANSKIN (R), ROCAWEAR (R), CANNON (R), ROYAL VELVET (R), FIELDCREST (R), CHARISMA (R), STARTER (R), WAVERLY (R), ZOO YORK (R), SHARPER IMAGE (R), UMBRO (R),LEE COOPER (R), ECKO UNLTD. (R), MARC ECKO (R) ARTFUL DODGER (R) and STRAWBERRY SHORTCAKE (R). In addition, Iconix owns interests in the MATERIAL GIRL (R), PEANUTS (R), ED HARDY (R), TRUTH OR DARE (R), MODERN AMUSEMENT (R), BUFFALO (R), NICK GRAHAM (R) and PONY (R) brands. The Company licenses its brands to a network of leading retailers and manufacturers that touch every major segment of retail distribution from the luxury market to the mass market in both the U.S. and worldwide. Through its in-house business development, merchandising, advertising and public relations departments, Iconix manages its brands to drive greater consumer awareness and equity.

Forward Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include projections regarding the Company’s beliefs and expectations about future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek” and similar terms or phrases. These statements include, among others, statements relating to additional information that may require the Company to restate further the financial statements and other financial data in the periods impacted by the restatement and/or additional historical periods. These statements are based on the Company’s beliefs and assumptions, which in turn are based on currently available information. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement and could harm the Company’s business, prospects, results of operations, liquidity and financial condition and cause its stock price to decline significantly. Many of these factors are beyond the Company’s ability to control or predict. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements include, among others: the ability of the Company’s licensees to maintain their license agreements or to produce and market products bearing the Company’s brand names, the Company’s ability to retain and negotiate favorable licenses, the Company’s ability to meet its outstanding debt obligations and the events and risks referenced in the sections titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent Quarterly Reports on Form 10-Q and in other documents filed or furnished with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and, except as required by applicable law, the Company undertakes no obligation to update or revise publicly any forward-looking statements.

Contact Information:

Jaime Sheinheit

Iconix Brand Group

VP, Investor Relations

jsheinheit@iconixbrand.com

212.730.0030

Unaudited Condensed Consolidated Income Statements

(in thousands, except earnings per share data)

	Three Months Ended March 31,
	2016	2015 (Restated)	% Change
Licensing revenue	$94,632	$95,814	-1%
Selling, general and administrative expenses	51,488	39,690	30%
Depreciation and amortization	1,097	1,337	-18%
Gains on sales of trademarks, net	(10,969)	—	—
Equity earnings on joint ventures	(1,193)	(1,187)	1%

Operating income	$54,209	55,974	-3%
Other expenses (income)
Interest expense	21,218	21,295	0%
Interest income	(538)	(966)	-44%
Other income, net	(7)	(49,990)	NM
Foreign currency translation gain	(193)	(10,682)	NM

Other expenses (income) - net	20,480	(40,343)	-151%
Income before income taxes	33,729	96,317	-65%
Provision for income taxes	10,608	27,272	-61%

Net income	$23,121	$69,045	-67%

Less: Net income attributable to non-controlling interest	$4,505	$3,687	22%

Net income attributable to Iconix Brand Group, Inc.	$18,616	$65,358	-72%

Earnings per share:
Basic	$0.38	$1.36	-72%

Diluted	$0.37	$1.26	-71%

Weighted average number of common shares outstanding:
Basic	48,509	48,158	1%

Diluted	50,327	51,909	-3%

The following tables detail unaudited reconciliations from non-GAAP amounts to U.S. GAAP and include reconciliations related to ASC Topic 470 as it relates to accounting for convertible debt, incremental dilutive shares related to our convertible debt that are covered by our existing convertible note hedges, non-cash gains related to the re-measurement of investments, foreign currency translation and special charges related to professional fees associated with the continuing correspondence with the Staff of the SEC, the SEC investigation, the previously disclosed class action and derivative litigations, and costs related to the transition of Iconix management.

Note: All items in the following reconciliation tables are attributable to Iconix Brand Group, Inc. and exclude results related to non-controlling interests.

Non-GAAP Net Income & Diluted EPS Reconciliation: (1)

	NET INCOME			EPS
	Three Months Ended March 31,			Three Months Ended March 31,
	2016	2015 (Restated)	% Change	2016	2015 (Restated)	% Change
GAAP attributable to Iconix	$18,616	$65,358	-72%	$0.37	$1.26	-71%
Add:
non-cash interest related to ASC 470	7,280	6,813	7%	$0.09	$0.11	-18%
non-cash gain on remeasurement of equity investment	—	(49,990)	—	—	($0.63)	—
special charges	5,470	372	NM	$0.07	—	—
foreign currency translation gain	(192)	(10,682)	-98%	$0.00	($0.20)	—
Deduct: Income taxes related to above	(4,270)	15,069	NM

Non-GAAP attributable to Iconix	$26,904	$26,940	0%	$0.53	$0.54	-2%

Non-GAAP Weighted Average Diluted Shares Reconciliation: (1)

	Three Months Ended March 31,
	2016	2015 (Restated)	% Change
GAAP weighted average diluted shares	50,327	51,909	-3%
Less: additional incremental dilutive shares covered by hedges for:
2.50% Convertible Notes	—	(1,025)	—
1.50% Convertible Notes	—	(1,322)	—

subtotal	—	(2,347)	—

Non-GAAP weighted average diluted shares	50,327	49,562	2%

Forecasted Non-GAAP Diluted EPS Reconciliation: (1)

	Year Ending
	Dec. 31, 2016
	Low	High
Forecasted GAAP diluted EPS	$0.75	$0.90
Special charges, net of tax	$0.11	$0.11
Adjustments for non-cash interest related to ASC 470, net of tax, and incremental dilutive shares covered by hedges	$0.29	$0.29

Forecasted Non-GAAP Diluted EPS	$1.15	$1.30

Forecasted Free Cash Flow Reconciliation: (2)

	Year Ending
	Dec. 31, 2016
	Low	High
Net cash provided by operating activities	$132,000	$147,000
Plus: cash received on notes receivable from licensees	12,000	12,000
Plus: cash from sale of Badgley Mischka	14,000	14,000
Plus: cash from sale of BBC IceCream	3,500	3,500
Plus: cash from sale of trademarks and formation of joint ventures	17,500	17,500
Less: capital expenditures	(2,000)	(2,000)
Less: distributions to minority interest	(22,000)	(22,000)

Free Cash Flow	$155,000	$170,000

Footnotes

(1)

Non-GAAP net income and non-GAAP diluted EPS (along with non-GAAP weighted average diluted shares) are non-GAAP financial measures which represent net income excluding any non-cash interest related to ASC Topic 470, non-cash non-recurring gains and charges, foreign currency translation gains and losses, and charges related to professional fees associated with the continuing correspondence with the Staff of the SEC, the SEC investigation, the previously disclosed class action and derivative litigations, and costs related to the transition of Iconix management, all net of tax, and any incremental dilutive shares related to our convertible notes that are covered by their respective hedges. The Company believes these are useful financial measures in evaluating its financial condition.

Based on the average closing stock price for the year quarter ended March 31, 2016 there were no potential dilutive shares related to our convertible notes for GAAP purposes. Based on the average closing stock price for the quarter ended March 31, 2015 there were potential dilutive shares related to our convertible notes for GAAP purposes; however, the Company will not be responsible for issuing a portion of these shares as they are covered by our convertible notes hedges.
(2)	Free Cash Flow, a non-GAAP financial measure, represents net cash provided by operating activities, plus cash received on notes receivable from licensees and from the sale of trademarks and formation of joint ventures, less distributions to non-controlling interests and capital expenditures. Free Cash Flow excludes the creation of notes receivable from the sale of trademarks and the formation of joint ventures, cash used to acquire the membership interests of our joint venture partners, mandatory debt service requirements, and other non-discretionary expenditures. Free Cash Flow should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The Company believes Free Cash Flow is useful because it provides information regarding actual cash received in a specific period from the Company’s comprehensive business strategy of maximizing the value of its brands through traditional licensing, international joint ventures and other arrangements. We have excluded the cash used to buy back our joint venture membership interests from the above definition because we believe that, like other acquisitions, such actions are capital transactions. It also provides supplemental information to assist investors in evaluating the Company’s financial condition and ability to pursue opportunities that enhance shareholder value.